SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 22, 2013

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Honeywell International Inc. (the “Company”) held its Annual Meeting of Shareowners on April 22, 2013. The following matters set forth in our Proxy Statement dated March 7, 2013, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	For	Against	Broker Non Votes
Gordon M. Bethune	605,933,813	13,202,903	77,032,000
Kevin Burke	613,845,261	5,291,455	77,032,000
Jaime Chico Pardo	607,108,500	12,028,216	77,032,000
David M. Cote	603,378,252	15,758,464	77,032,000
D. Scott Davis	612,739,555	6,397,161	77,032,000
Linnet F. Deily	573,372,952	45,763,764	77,032,000
Judd Gregg	610,100,733	9,035,983	77,032,000
Clive Hollick	611,312,733	7,823,983	77,032,000
Grace D. Lieblein	610,904,239	8,232,477	77,032,000
George Paz	610,611,173	8,525,543	77,032,000
Bradley T. Sheares	609,812,280	9,324,436	77,032,000
Robin L. Washington	612,347,289	6,789,427	77,032,000

2.	The shareowners approved the appointment of PricewaterhouseCoopers LLP as independent accountants for 2013. The voting results are set forth below :

For	Against	Abstain
687,501,524	5,995,404	2,671,788

3.	The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2013 proxy statement are set forth below:

For	Against	Abstain	Broker Non Votes
582,949,897	28,334,659	7,852,160	77,032,000

4.	The shareowners did not approve the proposal regarding independent board chairman. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
268,383,258	347,405,363	3,348,095	77,032,000

5.	The shareowners did not approve the proposal regarding the right to act by written consent. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
245,542,235	367,535,566	6,058,915	77,032,000

6.	The shareowners did not approve the proposal regarding the elimination of accelerated vesting in a change in control. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
269,906,282	345,221,983	4,008,451	77,032,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel